Exhibit 10.4
Pacific Oak Residential Trust, Inc.
Up to $500,000,000 of Shares of Common Stock
(Plus $50,000,000 through Distribution Reinvestment Plan)
DEALER MANAGER AGREEMENT
September 9, 2022
Pacific Oak Capital Markets, LLC
3200 Park Center Drive, Suite 600
Costa Mesa, CA 92626
Ladies and Gentlemen:
Pacific Oak Residential Trust, Inc., a Maryland corporation (the “Company”), has commenced the offer and sale of up to $500 million of any combination of Class A and Class T shares of the Company’s common stock, $0.001 par value per share (the “Shares” or the “Securities”), on a “best efforts” basis (the “Primary Offering”), and up to $50 million of any combination of Shares pursuant to the Company’s distribution reinvestment plan (the “DRIP” and, together with the Primary Offering, the “Offering”), in each case, pursuant to exemptions from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Company desires to engage Pacific Oak Capital Markets, LLC, a Delaware limited liability company, to act as the Company’s dealer manager (the “Dealer Manager”) in connection with the Offering effective September 9, 2022. The effective date of this Agreement will be September 9, 2022.
The Dealer Manager anticipates entering into Selected Dealer Agreements with other broker-dealers who participate in the Offering (each participating broker-dealer being referred to herein as a “Selected Dealer”) substantially in the form attached as Exhibit A hereto. The Company shall have the right to approve any material modifications or addendums to the form of Selected Dealer Agreement.
The Share classes have different upfront selling commissions, dealer manager fees, placement agent fees and organization and offering expense fees (collectively, the “private placement fees”) and different ongoing distribution fees. The purchase price per share for each class of Shares purchased in the Primary Offering will vary and will generally equal the Company’s most recently disclosed net asset value (“NAV”) per share, as determined quarterly, plus applicable upfront private placement fees. The purchase price per share for the Shares purchased pursuant to the DRIP will be equal to the most recent NAV in effect on the purchase date.
In connection with the sale of Securities, the Company and Dealer Manager agree as follows:
1.Representations and Warranties of the Company. The Company represents and warrants to the Dealer Manager and to each Selected Dealer that:
1.1The Company proposes to issue and to sell Securities in accordance with its private placement memorandum, dated September 9, 2022, as amended or supplemented from time to time and including any exhibits or annexes (the “Private Placement Memorandum”).
1.2The Private Placement Memorandum does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, the Company’s representations in this Section 1.2 will not extend to statements contained in or omitted from the Private Placement Memorandum that are primarily within the knowledge of the Dealer Manager or any of the Selected Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
1.3No order preventing or suspending the use of the Private Placement Memorandum has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the Securities and Exchange Commission (the “SEC”); and, to the knowledge of the Company, no order suspending the offering of the Securities in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.
1.4The Company intends to use the funds received from the sale of the Securities as set forth in the Private Placement Memorandum.
1.5The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
1.6The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, bylaws, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company.
1.7No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Securities, except to the extent required by the Securities Act and the Rules and Regulations thereunder, the applicable state securities laws or the regulations of the Financial Industry Regulatory Authority (“FINRA”).
1.8Each of the Securities have been duly authorized and, when issued and sold as contemplated by the Private Placement Memorandum and the Company’s charter, as amended and supplemented, and upon payment therefor as provided in the Private Placement Memorandum and this Agreement, each of the Securities will be validly authorized, duly issued, fully paid and non-assessable and will conform to the description thereof contained in the Private Placement Memorandum.
1.9Due Incorporation; Subsidiaries
(i)The Company is a corporation duly formed and validly existing under the General Corporation Law of the State of Maryland and is in good standing with all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Private Placement Memorandum and to issue, sell and deliver the Securities as contemplated herein. PORT OP LP, a Delaware limited partnership (the “Operating Partnership”), is a limited partnership duly formed and validly existing under the Delaware Revised Uniform Limited Partnership Act and is in good standing with all requisite power and authority to carry out its business.

(ii)The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate: (A) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole; or (B) prevent or materially interfere with the consummation of the transactions contemplated hereby (the occurrence of any effect or any prevention or interference or any such result described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”).
(iii)The Company’s direct or indirect subsidiaries are referred to collectively as the “Subsidiaries”.
(iv)Except as described in the Private Placement Memorandum, the Company owns all of the issued and outstanding capital stock and other equity interests of each of the Subsidiaries and other than this capital stock or other equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the Company’s charter and bylaws and the charters, bylaws, limited liability company agreements, partnership agreements or other organizational documents of each Subsidiary and all amendments thereto have been delivered to the Dealer Manager. Each Subsidiary has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate, limited liability company or partnership (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in the Private Placement Memorandum. Each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests of the Subsidiaries are outstanding.
1.10The capital stock of the Company, including the Securities, conforms in all material respects to each description thereof contained in the Private Placement Memorandum.
1.11Except as described in the Private Placement Memorandum, neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under, nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of the indebtedness under (i) its charter or bylaws, limited liability company agreement or partnership agreement (as applicable); (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; (iii) any federal, state, local or foreign law, regulation or rule; (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority; or (v) any decree, judgment or order applicable to it or any of its assets, except for any of the foregoing in (ii), (iii), (iv) or (v) as would not, individually or in the aggregate, have a Material Adverse Effect.
1.12Except as described in the Private Placement Memorandum (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Securities or other equity interests of the Company; (ii) no person has any preemptive rights, release rights, rights of first refusal or other rights to purchase any Securities or other equity interests of the Company; and (iii) no person has the right to act as an underwriter, placement agent, financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Securities.
1.13Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule in order to conduct their respective businesses, except where failure to obtain or maintain licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where the violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
1.14There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory commission, board, body, authority or agency, or other non-governmental regulatory authority except any such action, suit, claim, investigation or proceeding that, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
1.15Reserved.
1.16Neither the Company nor any Subsidiary is, and after giving effect to the offering and sale of the Securities, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), required to be registered under the Investment Company Act.
1.17Except as described in the Private Placement Memorandum, the Company and each of the Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all property (real and personal) that are material to the respective businesses of the Company and the Subsidiaries, in each case free and clear of all liens, claims security interests or other encumbrances except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
1.18The Company and the Subsidiaries own, possess or have the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property rights not otherwise described in the Private Placement Memorandum. None of the Intellectual Property

employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of its or the Subsidiaries’ officers, directors or employees, if any, or otherwise in violation of the rights of any persons, except for violations that would not, individually or in the aggregate, have a Material Adverse Effect.
1.19The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries: (i) is, to the Company’s knowledge, the subject of any investigation; (ii) has received any notice or claim; (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding; (iv) is bound by any judgment, decree or order; or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
1.20All income and other material foreign, federal, state and local tax returns that are filed or required to be filed by the Company, any of the Subsidiaries or any predecessor entity have been timely filed (taking into account any extension of time within which to file such tax returns), and all material foreign, federal, state and local taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith that have not been finally determined and for which adequate reserves have been provided in accordance with generally accepted accounting principles in the United States.
1.21The Company and each of the Subsidiaries maintain or will maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate. This insurance insures or will insure against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. All such insurance is or will be fully in force and effect. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when it expires.
1.22No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company or any other

Subsidiary of the Company, except as described in the Private Placement Memorandum and except as any limitations would not, taken as a whole, be material to the Company.
1.23Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Private Placement Memorandum.
1.24There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.
1.25There is no relationship, direct or indirect, that exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, members, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand which is not described in the Private Placement Memorandum.
1.26Neither the Company, any of the Subsidiaries, Pacific Oak Residential Advisors, LLC (the “Advisor”) or any of their affiliates is engaged in any unfair labor practice and, except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is: (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, the Advisor or any of their affiliates before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened; (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, the Advisor or any of their affiliates; and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, the Advisor or any of their affiliates; (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, the Advisor or any of their affiliates; and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, the Advisor or any of their affiliates.
1.27Except as contemplated by the Private Placement Memorandum, no other Shares or other equity interests of the Company have been or shall be offered or sold by the Company before the completion of the Offering. No securities of the Company have been or shall be offered or sold at any time in a manner that would adversely affect the availability of the exemptions from registration under Regulation D or under any applicable state securities laws being relied upon by the Company with respect to the offering and sale of the Securities. Without limiting the foregoing, with respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, manager or advisor and any directors, executive officers or other officers of the Company, the manager or advisor participating in the Offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of any Regulation D Securities (but, in each case, excluding the Dealer Manager Covered Persons, as defined below, as to whom no representation is made) (each, an “Company Covered Person” and, collectively, the “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii)

under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care, and during the term of the Offering will continue to exercise reasonable care, to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied and will comply, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Dealer Manager and any Selected Dealer a copy of any disclosures provided thereunder.
1.28The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Selected Dealer Covered Person (as defined below)) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.
1.29With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.
1.30The representations and warranties in Sections 1.27 through 1.29 are and shall be continuing representations and warranties throughout the term of the Offering. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.
1.31All statistical or market-related data included or incorporated by reference in the Private Placement Memorandum are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Private Placement Memorandum has been made with a reasonable basis and in good faith. Any projections included in the Private Placement Memorandum (the “Projections”) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith best estimate of the matters described therein. Any Projections were prepared by the Company based on reasonable assumptions, including, among other things, (i) the Company’s anticipated future performance after the consummation of the Offering and (ii) general business and economic conditions. The Projections are based upon an analysis of the data available to the Company, after due inquiry, at the time of the Projections.
2.Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:
2.1    The Dealer Manager is a member in good standing of FINRA and a broker-dealer registered as such under the Exchange Act. The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.
2.2    The information under the caption “Plan of Distribution” in the Private Placement Memorandum and all other information furnished, and to be furnished, to the Company by the Dealer Manager in writing expressly for use in the Private Placement Memorandum, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
2.3    The Dealer Manager represents that neither it, nor any of its directors, executive officers, other officers participating in the offering of Regulation D Securities, general partners or managing members, nor any of the directors, executive officers or other officers participating in the offering of Regulation D Securities of any such general partner or managing member, nor any other officers or employees or associated person of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities (each, a “Dealer Manager Covered Person” and, collectively, the “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) under the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualification Event occurring after the date hereof, prior to the date of any offering of Regulation D Securities.
2.4    In its agreements with the Selected Dealers, the Dealer Manager will require the Selected Dealers to represent that neither the Selected Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Selected Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a "Selected Dealer Covered Person" and, together, "Selected Dealer Covered Persons"), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date of the Selected Dealer Agreement between the Dealer Manager and such Selected Dealer.
2.5    The Dealer Manager is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Selected Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.
2.6    The representations and warranties in Sections 2.3 through 2.5 are and shall be continuing representations and warranties throughout the term of the Offering. The Dealer Manager will promptly notify the Company in writing upon (a) the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 2.3 above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person, and (b) becoming aware of any fact which makes any such representation or warranty untrue.
2.7    In its agreements with the Selected Dealers, the Dealer Manager will require that the Selected Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Selected Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Selected Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Selected Dealer of the occurrence of any such event described in this paragraph.
2.8    The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Selected Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 2 and the representations, covenants and agreements of the Selected Dealers referred to in this Section 2 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Selected Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Selected Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Selected Dealer Covered Person.
2.9    The Dealer Manager will provide, and in its agreements with the Selected Dealers will require the Selected Dealers to provide, such certifications, documentation, and other information reasonably requested by the Company from time to time which the Company deems to be necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with this Offering
2.10    The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Dealer Manager and constitutes a valid and binding agreement of the Dealer Manager and is enforceable against the Dealer Manager in accordance with its terms, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
2.11    The Dealer Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule in order to conduct its business, except where failure to obtain or maintain licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate: (A) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Dealer Manager; or (B) prevent or materially interfere with the consummation of the transactions contemplated hereby (the occurrence of any effect or any prevention or interference or any such result described in the foregoing clauses (A) and (B) being herein referred to as a “Dealer Manager Material Adverse Effect”). The Dealer Manager is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Dealer Manager, except where the violation, default, revocation or modification would not, individually or in the aggregate, have a Dealer Manager Material Adverse Effect.
2.12    There are no actions, suits, claims, investigations or proceedings pending or, to the Dealer Manager’s knowledge, threatened to which the Dealer Manager or any of its respective directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory commission, board, body, authority or agency, or other non-governmental regulatory authority except any such action, suit, claim, investigation or proceeding that, if resolved adversely to the Dealer Manager, would not, individually or in the aggregate, have a Dealer Manager Material Adverse Effect.
3.Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:
3.1    The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager or any Selected Dealer participating in the Offering with such number of printed copies of the Private Placement Memorandum and this Agreement, as the Dealer Manager or any Selected Dealer may reasonably request.
3.2    The Company will not accept any offer to purchase Shares from a prospective investor whose subscription has been rejected by the Dealer Manager.
3.3    The Company will furnish all information and execute and file all documents as may be necessary for it to comply with requirements under Regulation D of the Securities Act and the applicable state securities laws. The Company will furnish to the Dealer Manager upon request a copy of the papers filed by the Company in connection with any qualification or exemption.
3.4    The Company will promptly notify the Dealer Manager if at any time the SEC or any state securities administrator shall issue any order or take other action to suspend or enjoin the sale of any of the Securities.
3.5    If at any time during the Offering any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Private Placement Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare an amendment or supplement to the Private Placement Memorandum correcting the statement or omission.
3.6    The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Securities has been effected, to permit the offer and sale of the Securities in accordance with the provisions hereof and of the Private Placement Memorandum.
3.7    The Company or its affiliates or agents (including any manager or advisor) will pay all expenses incident to the performance of the Company’s obligations under this Agreement, including (a) the preparation and printing of the Private Placement Memorandum, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Securities, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the filing of the Private Placement Memorandum with FINRA, (e) the fees and expenses related to the qualification or filing with any governmental authority in connection with the Offering pursuant to federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of the filings pursuant to Regulation D of the Securities Act and the applicable state securities laws, (f) the fees and expenses of any registrar, transfer agent or escrow agent (if any) engaged by the Company and (g) the costs and expenses of any printed materials authorized by the Company to be used in the Offering (“Authorized Materials”), including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any consultants.
3.8    The Company will provide the Dealer Manager with all information relating to the Offering as the Dealer Manager may from time to time reasonably request.
3.9    The Company will notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.
4.Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:
4.1    In connection with the Dealer Manager’s participation in the offer and sale of Securities, the Dealer Manager will comply, and in its agreements with Selected Dealers will require that the Selected Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, as in effect from time to time; (d) any other state and federal laws and regulations applicable to the Offering, the sale of Securities or the activities of the Dealer Manager pursuant to this Agreement, including without limitation, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (e) this Agreement.
4.2    The Dealer Manager will not offer the Securities, and in its agreements with Selected Dealers will require that the Selected Dealers not offer any of these Securities, in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Company in writing that the Securities are exempt from the securities laws of the applicable jurisdiction and (b) the Dealer Manager and any Selected Dealer offering Securities have all required licenses and registrations to offer the Securities in the applicable jurisdiction.
4.3    The Dealer Manager will make, and in its agreements with Selected Dealers will require that Selected Dealers make, no representations concerning the Offering except as set forth in the Private Placement Memorandum or in any Authorized Materials.
4.4    The Dealer Manager will offer Securities, and in its agreements with Selected Dealers will require that the Selected Dealers offer Securities, only to persons who meet the suitability requirements set forth in the Private Placement Memorandum, including the requirement that the person be an “accredited investor” as that term is defined in Regulation 501(a) of Regulation D. The Dealer Manager further agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever and no commissions or fees will be paid to the Dealer Manager with respect to the portion of any subscription that is rejected. The Dealer Manager has not engaged in and will not engage in, and in its agreements with Selected Dealers will require that the Selected Dealers will not engage in, any “general advertising” or “general solicitation” (within the meaning of Rule 502(c) of Regulation D) in connection with the offering of the Securities and acknowledges and agrees that, unless consented to by the Company in writing, the Company shall rely on Rule 506(b) of Regulation D under the Securities Act (and, for the avoidance of doubt, will not rely upon Rule 506(c) of Regulation D under the Securities Act) with respect to the offering of the Securities. The Dealer Manager will notify the Company in writing, prior to any offering of Securities, of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 2.3 of this Agreement and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.
4.5    Except for Authorized Materials, the Company has not authorized the use of any supplemental literature or other materials in connection with the Offering and the Dealer Manager agrees not to use any material that has not been authorized by the Company. The Dealer Manager further agrees (a) not to deliver any Authorized Materials to any person unless it is accompanied or preceded by the Private Placement Memorandum, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only,” “due diligence materials only,” “not for public distribution” or similar, or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Securities and (c) not to show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if the material bears a legend denoting that it is not to be used in connection with the sale of Securities in the applicable jurisdiction.

4.6    The Dealer Manager shall not, and in its agreements with the Selected Dealers shall require that the Selected Dealers shall not, distribute a Private Placement Memorandum, supplement or amendment thereto or any supplemental information to any offeree with whom the Dealer Manager or such Selected Dealer, as applicable, does not have a pre-existing substantive relationship, as defined from time to time by the SEC.
4.7    The Dealer Manager will provide the Company with all information relating to the offer and sale of the Securities as the Company may from time to time reasonably request.
4.8    The Dealer Manager will permit a Selected Dealer to participate in the Offering only if the Selected Dealer is a valid and active member of FINRA.
4.9    The Dealer Manager has submitted (or will submit within 15 days of the first sale in the Offering) to FINRA a copy of the Private Placement Memorandum and any other related offering documents, including any materially amended versions thereof (the “FINRA Filing”). The Dealer Manager will update the FINRA filing from time to time as necessary to comply with the terms of FINRA Rule 5123.
5.Obligations and Compensation of Dealer Manager.
5.1    The Company hereby appoints the Dealer Manager as the Company’s agent and principal distributor commencing on the date hereof through the end of the Offering Period (as defined in Section 5.2 below) to solicit and to cause Selected Dealers to solicit subscriptions for the Securities at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in this Agreement, the Private Placement Memorandum and the subscription agreement. The Dealer Manager hereby agrees to act as the Company’s agent and agrees to use its “best efforts” to procure subscribers for the Securities through the Selected Dealers on the terms and conditions set forth herein.
5.2    The “Offering Period” shall mean that period during which any or all of the Securities may be offered for sale pursuant to the Offering, commencing on the date of the Private Placement Memorandum during which period offers and sales of the Securities shall occur continuously in the jurisdictions in which the Securities are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated, provided that the Dealer Manager and the Selected Dealers will suspend or terminate the Offering upon request of the Company and will resume the Offering upon the subsequent request of the Company. The Offering Period shall in all events terminate upon the acceptance by the Company of subscriptions for $500 million of Shares in the Offering and $50 million of Shares in the DRIP. Upon termination of the Offering Period, the obligation of the Dealer Manager to act as the Company’s agent in connection with the Offering and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.
5.3    Except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions, a dealer manager fee, a placement agent fee, and ongoing distribution fees for Shares sold through the Primary Offering as follows:

Class A Shares	Selling Commissions
Sales through a Selected Dealer earning transaction-based compensation	6.0% of the NAV from each Share sold*

Sales through all other distribution channels as described in the Private Placement Memorandum	0.0%
* Except as set forth herein or in the “Plan of Distribution” section of the Private Placement Memorandum, the Dealer Manager may reallow (pay) in full or in part the amount of this fee to Selected Dealers.

Class A Shares	Dealer Manager Fee
Sales through a Selected Dealer earning transaction-based compensation	1.5% of the NAV from each Share sold*
Sales through all other distribution channels as described in the Private Placement Memorandum	1.5% of the NAV from each Share sold*
* Except as set forth herein or in the “Plan of Distribution” section of the Private Placement Memorandum, the Dealer Manager may reallow (pay) in full or in part this fee to Selected Dealers in the Dealer Manager’s sole discretion.

Class A Shares	Placement Agent Fee
Sales through a Selected Dealer earning transaction-based compensation	1.5% of the NAV of each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	1.5% of the NAV of each Share sold
Class T Shares	Selling Commissions
Sales through a Selected Dealer earning transaction-based compensation	3.0% of the NAV of each Share sold*
Sales through all other distribution channels as described in the Private Placement Memorandum	0.0%

* Except as set forth herein or in the “Plan of Distribution” section of the Private Placement Memorandum, the Dealer Manager may reallow (pay) in full or in part this fee to Selected Dealers. In addition, the selling commission and dealer manager fee amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.75% of the most recently disclosed NAV per share.

Class T Shares	Dealer Manager Fee
Sales through a Selected Dealer earning transaction-based compensation	0.75% of the NAV of each Share sold*
Sales through all other distribution channels as Private Placement Memorandum offering proceeds	0.75% of the NAV of each Share sold*
* Except as set forth herein or in the “Plan of Distribution” section of the Private Placement Memorandum, the Dealer Manager may reallow (pay) in full or in part this fee to Selected Dealers in the Dealer Manager’s sole discretion.

Class T Shares	Placement Agent Fee
Sales through a Selected Dealer earning transaction-based compensation	0.75% of the NAV of each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	0.75% of the NAV of each Share sold
In addition, except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager a distribution fee with respect to sales of Class T Shares sold through the Primary Offering or the DRIP (the “Distribution Fee”). The Distribution Fee is equal to 0.90% per annum of the aggregate NAV of outstanding Class T Shares, consisting of a representative distribution fee of 0.60% per annum, a dealer distribution fee of 0.15% per annum, and a dealer manager distribution fee of 0.15% per annum of the aggregate NAV of outstanding Class T Shares; however, with respect to Class T Shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.75% per annum of the NAV of such shares.
The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Distribution Fee to any Selected Dealers who sold the Class T Shares giving rise to a portion of such Distribution Fee to the extent the Selected Dealer Agreement with such Selected Dealer provides for such a reallowance; provided, however, that upon the date when the Selected Dealer who sold the Class T Shares giving rise to a portion of the Distribution Fee is no longer the broker-dealer of record with respect to such Class T Shares, then such Selected Dealer’s entitlement to the portion of the Distribution Fee related to such Class T Shares, as applicable, shall cease in, and such Selected Dealer shall not receive that portion of the Distribution Fee for, that month or any portion thereof (i.e., Distribution Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.
Thereafter, such portion of the Distribution Fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”) to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who shall be considered additional Servicing Dealers pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance, all in accordance with the terms of such Servicing Agreement. Notwithstanding the foregoing, the Dealer Manager will rebate the representative distribution fee and/or the dealer distribution fee to the Company with respect to sales of Class T Shares to the extent a Dealer or Servicing Dealer is not eligible to receive such fee, unless the Dealer Manager is serving as the broker dealer of record with respect to such Class T Shares, as applicable. No Distribution Fee is payable with respect to the Class A Shares.
The Dealer Manager shall cease receiving the Distribution Fee with respect to any Class T Share, (including fractional shares) held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees, placement agent fees and Distribution Fees paid with respect to the Shares held by such stockholder within such account would equal or exceed, in the aggregate, 9.0% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and such Selected Dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, each such Class T Share in such account (including Shares in such account purchased through the DRIP or received as a stock dividend) will convert into a number of Class A Shares (including any fractional shares) with an equivalent aggregate NAV as such shares.
In addition, the Dealer Manager will cease receiving the Distribution Fee with respect to any Class T Shares (including fractional shares) upon the earlier to occur of the following: (i) a listing of Class A Shares, (ii) the Company’s merger or consolidation with or into another entity in which the Company is not the surviving entity, (iii) the sale or other disposition of all or substantially all of the Company’s assets or (iv) immediately before any liquidation, dissolution or winding up of the Company.
The Company shall not pay any selling commissions, dealer manager fees, placement agent fees or organization and offering expense fee in connection with the sale of Shares through the DRIP.
Each investor may agree with the investor’s registered representative or Selected Dealer to reduce or eliminate any selling commission payable with respect to the investor’s purchase of the Shares. If selling commissions are waived in any particular case, the Company will not pay any selling commissions to the Dealer Manager in respect of the Shares for which the Selected Dealer or investment representative has agreed to waive the fees, which will have the effect of reducing the per share purchase price of Shares purchased by the particular investor.
If an investor uses the services of a registered investment advisor and not a Selected Dealer in connection with the purchase of Shares, no selling commissions will be payable with respect to the investor’s purchase of those Shares, which will have the effect of reducing the per share purchase price of Shares purchased by the particular investor. Any fees or other compensation paid to the registered investment advisor will be the investor’s responsibility, not the Company’s. The net proceeds to the Company per share will not be affected by the waiver of selling commissions. The payment of any fees or similar compensation to the investment advisor will be the sole responsibility of the investor, and the Company will have no liability for that compensation.
The Company will pay any commissions or fees due hereunder solely to the Dealer Manager and it shall be the Dealer Manager’s obligation to pay any commissions or fees which it reallows to any

Selected Dealer. The Company shall not be obligated and shall have no liability to pay any commissions or fees to any Selected Dealer.
5.4     Expenses incurred by the Dealer Manager under this Agreement or relating to its activities with respect to the Offering may be eligible for reimbursement pursuant to the Advisory Agreement between the Company, the Advisor, Pacific Oak Capital Advisors, LLC, and related parties dated September 9, 2022, but only if such expenses are pre-approved by the Company.
6.Indemnification.
6.1    Subject to the limitations below, the Company will indemnify and hold harmless the Selected Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls the Selected Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”), from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which any Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise including any state securities laws, rules or regulations, insofar as the Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or (ii) in any federal or state securities filing or other document executed by the Company or on its behalf specifically for the purpose of exempting any or all of the Securities for sale from the registration requirements under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such filing, document or information being hereinafter called a “Filing”) or (iii) in any Authorized Materials, or (b) the omission or alleged omission to state in the Private Placement Memorandum or in any Filing or Authorized Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending the Loss.
Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any case to the extent that any Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Selected Dealer specifically for use in the Private Placement Memorandum, any Filing or any Authorized Materials, and, further, the Company will not be liable in any such case if it is determined that the applicable Selected Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action.
The foregoing indemnity agreement of this Section 6.1 is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Private Placement Memorandum that was eliminated or remedied in a subsequent amendment or supplement thereto, the indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Securities that are the subject thereof, if a copy of the Private Placement Memorandum as so amended or supplemented was not sent or given to the person at or prior to the time the subscription of the person was accepted by the Company, but only if a copy of the Private Placement Memorandum as so amended or supplemented had been supplied to the Dealer Manager or the Selected Dealer prior to acceptance.
6.2    The Dealer Manager will indemnify and hold harmless the Company, its officers and directors and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as the Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or (ii) in any Filing or (iii) in any Authorized Materials, or (b) the omission or alleged omission to state in the Private Placement Memorandum or in any Filing or Authorized Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Private Placement Memorandum or any amendment or supplement thereto or in any Filing or Authorized Materials; or (c) any use of printed materials not authorized or approved by the Company or any use of “broker-dealer use only” materials with potential investors by the Dealer Manager in the offer and sale of the Securities or any use of printed materials in a particular jurisdiction if the material bears a legend denoting that it is not to be used in connection with the sale of Securities in the applicable jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Securities; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending the Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have under applicable law, rule or regulation.
6.3    Each Selected Dealer will, and each Selected Dealer Agreement will require each Selected Dealer to, severally indemnify and hold harmless the Company, the Dealer Manager, each of their officers, managers and directors and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Selected Dealer Indemnified Persons”), from and against any Losses to which a Selected Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as the Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or (ii) in any Filing or (iii) in any Authorized Materials, or (b) the omission or alleged omission to state in the Private Placement Memorandum or in any Filing or Authorized Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Selected Dealer specifically for use with reference to the Selected Dealer in the preparation of the Private Placement Memorandum or in any Filing or Authorized Materials; or (c) any use of printed materials not authorized or approved by the Company or any use of “broker-dealer use only” materials with potential investors by the Selected Dealer in the offer and sale of the Securities or any use of printed materials in a particular jurisdiction if the material bears a legend denoting that it is not to be used in connection with the sale of Securities in the applicable jurisdiction; or (d) any untrue statement made by the Selected Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Securities; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Selected Dealer; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each Selected Dealer to which this section becomes applicable shall reimburse each Selected Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending the Loss, expense or action. This indemnity agreement will be in addition to any liability that any Selected Dealer may otherwise have under applicable law, rule or regulation.
6.4    Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, the applicable indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel; provided that the indemnifying party shall not be relieved of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by the indemnified party in defending itself, except for those expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. No indemnifying party shall be liable to any indemnified party on account of any settlement of any claim or action effected without the consent of the indemnifying party. No indemnified party shall be bound to perform or refrain from performing any act pursuant to the terms of the settlement of any claim or action effected without the consent of the indemnified party.
6.5    The indemnifying party shall pay all legal fees and expenses of the indemnified party to defend against any claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to the claims or actions notwithstanding that the actions or claims are alleged or brought by one or more parties against more than one indemnified party. If the claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which the action is finally brought; and in the event a majority of the indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. The law firm shall be paid only to the extent of services performed by the law firm and no reimbursement shall be payable to the law firm on account of legal services performed by another law firm.
7.Survival of Provisions.
7.1    The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Selected Dealer or any person controlling the Dealer Manager or any Selected Dealer or by or on behalf of the Company or any person controlling the Company and (b) the acceptance of any payment for any of the Securities. The agreements and obligations set forth in set forth in Sections 3.7, 4.1, 4.4, 4.7, 5.3, 6 through 10 and 12 through 13 of this Agreement shall remain in full force and effect upon the termination of this Agreement.
8.Applicable Law and Invalid Provision.
8.1    This Agreement shall be governed by the laws of the State of Maryland; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 8.1, but rather by the applicable federal or state securities law.

8.2    The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision was omitted.
9.Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.
10.Successors and Assigns.
10.1    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns. This Agreement shall inure to the benefit of the Selected Dealers to the extent set forth in Sections 1, 3 and 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.
10.2    No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.
11.Amendments. This Agreement may only be amended by the written agreement of the Dealer Manager and the Company, except as provided herein.
12.Term.
12.1    Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that the other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s obligation to act as the Company’s agent and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon termination of this Agreement, (a) the Company shall pay to the Dealer Manager all accrued amounts payable under Section 5 hereof at such time as the amounts become payable and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.
13.Complaints. Each party agrees to promptly provide to the other party copies of any written or otherwise documented complaints from any investor received by the party relating in any way to the Offering (including, but not limited to, the manner in which the Securities are offered by the Dealer Manager or any Selected Dealer).
14.No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Securities according to the terms set forth in the Private Placement Memorandum and in this Agreement.
15.Submission of Orders.
15.1    Those persons who purchase Securities will be instructed by the Dealer Manager or the Selected Dealer to make their checks payable pursuant to the subscription agreement. The Dealer Manager, any agent of the Dealer Manager and any Selected Dealer receiving a check not conforming to the foregoing instructions shall return the check directly to the applicable subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or a Selected Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 15.

15.2    If the Selected Dealer’s internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, subscription agreements and checks will be transmitted by the end of the next business day following receipt by the Selected Dealer to the Company or its agent as set forth in the subscription agreement.
15.3    If the Selected Dealer’s internal supervisory review is conducted at a different location, subscription agreements and checks will be transmitted by the end of the next business day following receipt by the Selected Dealer to the office of the Selected Dealer conducting the final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit the subscription agreements and checks to the Company or its agent as set forth in the subscription agreement.
15.4    If the Dealer Manager receives investor proceeds, the Dealer Manager will, as soon as practicable but in any event by the end of the second business day following receipt by the Dealer Manager, transmit the subscription agreements and checks to the Company or its agent as set forth in the subscription agreement. Checks of rejected potential investors will be promptly returned to the potential investors.
[signature page follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binging agreement among us as of the date first above written.
Very truly yours,
PACIFIC OAK RESIDENTIAL TRUST, INC., a Maryland corporation
By: /s/ Michael S. Gough
Name: Michael S. Gough
Title: Chief Executive Officer and President
Agreed to and accepted by the Dealer Manager:
PACIFIC OAK CAPITAL MARKETS, LLC
a Delaware limited liability company
By: /s/ Hans Henselman
Name: Hans Henselman
Title: Chief Executive Officer

Exhibit A
PACIFIC OAK RESIDENTIAL TRUST, INC.
Up to $500,000,000 of Shares of Common Stock
(Plus $50,000,000 through Distribution Reinvestment Plan)
FORM OF SELECTED DEALER AGREEMENT
Ladies and Gentlemen:
Pacific Oak Capital Markets, LLC, as the dealer manager (the “Dealer Manager”) for Pacific Oak Residential Trust, Inc., a Maryland corporation (the “Company”), invites you (the “Selected Dealer”) to participate in the distribution of up to $500,000,000 of any combination of Class A and Class T shares of the Company’s common stock, $0.001 par value per share (the “Shares” or the “Securities”) on a “best efforts” basis (the “Primary Offering”), and up to $50,000,000 of any combination of Shares pursuant to the Company’s distribution reinvestment plan (the “DRIP” and, together with the Primary Offering, the “Offering”), subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement between the Dealer Manager and the Company, dated September 9, 2022, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”).
I.Dealer Manager Agreement
By your acceptance of this Agreement, you will become one of the Selected Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the provisions contained in the Dealer Manager Agreement related to the Selected Dealers, including the representations and warranties of the Company contained in Section 1 of the Dealer Manager Agreement and the indemnification provisions contained in Section 6 of the Dealer Manager Agreement, including specifically the provisions of the Dealer Manager Agreement (Section 6.3) wherein each Selected Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager, each of their officers, managers and directors and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 the Securities Act of 1933, as amended (the “Securities Act”). The indemnification agreements contained in Section 6 of the Dealer Manager Agreement shall survive the termination of this Agreement and the Dealer Manager Agreement.
II.Submission of Orders
Those persons who purchase Securities will be instructed by the Selected Dealer to make their checks payable pursuant to the subscription agreement. The Selected Dealer receiving a check not conforming to the foregoing instructions shall return the check directly to the applicable subscriber not later than the end of the next business day following its receipt. Checks received by the Selected Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Purchase orders which include a completed and executed subscription agreement in good order and instruments of payment received by the Company will be processed as described in the Private Placement Memorandum.
If the Selected Dealer’s internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, subscription agreements and checks will be transmitted by the end of the next business day following receipt by the Selected Dealer to the Company or its agent as set forth in the subscription agreement.

If the Selected Dealer’s internal supervisory review is conducted at a different location, subscription agreements and checks will be transmitted by the end of the next business day following receipt by the Selected Dealer to the office of the Selected Dealer conducting the final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit the subscription agreements and checks to the Company or its agent as set forth in the subscription agreement.
III.    Pricing
The Share classes have different upfront selling commissions, dealer manager fees, placement agent fees and organization and offering expense fees (collectively, the “private placement fees”) and different ongoing distribution fees. The purchase price per share for each class of Shares purchased in the Primary Offering will vary and will generally equal the Company’s most recently disclosed net asset value (“NAV”) per share, as determined quarterly, plus applicable upfront private placement fees. The purchase price per share for the Shares purchased pursuant to the DRIP will be equal to the most recent NAV in effect on the purchase date.
IV.    Selected Dealer’s Compensation
Except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, as compensation for the services rendered by the Selected Dealer, the Selected Dealer’s compensation applicable to the Securities sold by the Selected Dealer in the Primary Offering, which it is authorized to sell hereunder, is as follows:

Class A Shares	Selling Commissions
Sales through a Selected Dealer earning transaction-based compensation	6.0% of the NAV from each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	0.0%
Class A Shares	Dealer Manager Fee
Sales through a Selected Dealer earning transaction-based compensation	1.5% of the NAV from each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	1.5% of the NAV from each Share sold
Class T Shares	Selling Commissions
Sales through a Selected Dealer earning transaction-based compensation	3.0% of the NAV of each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	0.0%
Class T Shares	Dealer Manager Fee
Sales through a Selected Dealer earning transaction-based compensation	0.75% of the NAV of each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	0.75% of the NAV of each Share sold

In addition, except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, as compensation for the services rendered by the Selected Dealer, the Dealer Manager agrees that it will reallow to the Selected Dealer a distribution fee with respect to sales of Class T Shares sold by Selected Dealer through the Primary Offering or the DRIP (the “Distribution Fee”). The Distribution Fee is equal to 0.75% per annum of the aggregate NAV of outstanding Class T Shares sold by Selected Dealer, consisting of a representative distribution fee of 0.60% per annum, and a dealer distribution fee of 0.15% per annum.
The Distribution Fee will be paid monthly in arrears. All determinations regarding the total amount and rate of reallowance of the Distribution Fee, the Selected Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.
Notwithstanding the foregoing, at such time as the Selected Dealer is no longer the broker-dealer of record with respect to such Class T Shares, then Selected Dealer’s entitlement to the Distribution Fees related to such Class T Shares, as applicable, shall cease in, and Selected Dealer shall not receive the Distribution Fee for, that month or any portion thereof (i.e., Distribution Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.
Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class T Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Selected Dealer is not entitled to any Distribution Fee with respect to Class A Shares. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.
The Selected Dealer shall cease receiving the Distribution Fee with respect to any Class T Share, (including fractional shares) held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees, placement agent fees and any ongoing distribution fees described in the Private Placement Memorandum (including but not limited to Distribution Fees) paid with respect to the Shares held by such stockholder within such account would equal or exceed, in the aggregate, 9.0% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and such Selected Dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, each such Class T Share in such account (including Shares in such account purchased through the DRIP or received as a stock dividend) will convert into a number of Class A Shares (including any fractional shares) with an equivalent aggregate NAV as such shares.
In addition, the Selected Dealer will cease receiving the Distribution Fee with respect to any Class T Shares (including fractional shares) upon the earlier to occur of the following: (i) a listing of Class A Shares, (ii) the Company’s merger or consolidation with or into another entity in which the Company is not the surviving entity, (iii) the sale or other disposition of all or substantially all of the Company’s assets or (iv) immediately before any liquidation, dissolution or winding up of the Company.

The Selected Dealer shall not receive any placement agent fees or organization and offering expense fees in connection with the sale of Shares through the Primary Offering. The Selected Dealer shall not receive any selling commissions, dealer manager fees, placement agent fees or organization and offering expense fee in connection with the sale of Shares through the DRIP. The distributions fees described in the Private Placement Memorandum (including but not limited to the Distribution Fees) with respect to the Company’s Class T Shares are calculated based on the NAV for those Shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the DRIP.
In addition, upon the terms set forth herein, in the Dealer Manager Agreement or in the Private Placement Memorandum, the Dealer Manager may agree to reallow to any Selected Dealer a portion of its dealer manager fees pursuant to a separate fee agreement. The amount of the dealer manager fees reallowed to a Selected Dealer in that instance will be negotiated on a transaction by transaction basis.
All upfront selling commissions, any reallowed dealer manager fees and ongoing distribution fees shall be based on Securities sold by Selected Dealer and accepted and confirmed by the Company, which upfront selling commissions and dealer manager fees and ongoing distribution fees will be paid by the Dealer Manager. The Company shall not be obligated and shall have no liability to pay any upfront commissions or dealer manager fees and ongoing distribution fees to any Selected Dealer. For these purposes, a “sale of Securities” shall occur if and only if a transaction has closed with a subscriber for Securities pursuant to all applicable offering and subscription documents, payment for the Securities has been received by the Company in full in the manner provided in Section II hereof and the Company has accepted the subscription agreement of the subscriber, or if Securities are issued pursuant to the DRIP. The Selected Dealer affirms that the Dealer Manager’s liability for reallowance of upfront selling commissions and dealer manager fees and ongoing distribution fees is limited solely to the proceeds of upfront selling commissions and dealer manager fees and ongoing distribution fees, as applicable, receivable by the Dealer Manager and the Selected Dealer hereby waives any and all rights to receive reallowance of upfront selling commissions and dealer manager fees and ongoing distribution fees until the Dealer Manager is in receipt of the upfront selling commissions and dealer manager fees or ongoing distribution fees, as applicable.
Each investor may agree with the investor’s registered representative or Selected Dealer to reduce or eliminate any selling commission payable with respect to the investor’s purchase of the Shares. If selling commissions are waived in any particular case, the Company will not pay any selling commissions to the Dealer Manager in respect of the Shares for which the Selected Dealer or investment representative has agreed to waive the fees.
V.Payment
Payment of the reallowed upfront selling commissions or dealer manager fees or ongoing distribution fees will be made by the Dealer Manager to the Selected Dealer within 30 days of the receipt by the Dealer Manager of the upfront selling commissions, dealer manager fees or ongoing distribution fees, as applicable. Selected Dealer acknowledges that the Company is only obligated to pay upfront selling commissions, reallowed dealer manager fees and ongoing distribution fees to the Dealer Manager and has no obligation to pay selling commissions, dealer manager fees or ongoing distribution fees to the Selected Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by the Selected Dealer for upfront selling commissions, dealer manager fees or ongoing distribution fees, as applicable, the Company pays to Dealer Manager but that Dealer Manager fails to remit to the Selected Dealer. The Selected Dealer further acknowledges that the Selected Dealer has not right to receive, and neither the Company nor the Dealer Manager has any obligation to pay to the Selected Dealer, any placement agent fees or organization and offering expense fees.
VI.Right to Reject Orders or Cancel Sales
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company. The Selected Dealer agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commission or fee will be paid to the Selected Dealer with respect to the portion of any subscription that is rejected. Orders not accompanied by a subscription agreement with the signature page and the required check in payment for the Securities will be rejected. Issuance and delivery of the Securities will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Securities, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Selected Dealer agrees to return to the Dealer Manager any commission or fee theretofore paid with respect to the applicable order within 60 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions or fees due and otherwise payable to the Selected Dealer.
VII.Covenants of the Selected Dealer
Selected Dealer covenants and agrees with the Dealer Manager and the Company that:
7.1Selected Dealer will use its best efforts to sell the Securities for cash on the terms and conditions set forth in this Agreement and the Private Placement Memorandum.
7.2In connection with the Selected Dealer’s participation in the offer and sale of Securities, the Selected Dealer will comply with all requirements and obligations imposed upon it by (a) the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, as in effect from time to time; (d) any other state and federal laws and regulations applicable to the Offering, the sale of Securities or the activities of the Selected Dealer pursuant to this Agreement, including without limitation, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (e) this Agreement and the Private Placement Memorandum.
7.3The Selected Dealer will not offer Securities in any jurisdiction unless and until
(a) the Selected Dealer has been advised in writing by the Company or the Dealer Manager that the Securities are exempt from the securities laws of the applicable jurisdiction and (b) the Selected Dealer has all required licenses and registrations to offer the Securities in the applicable jurisdiction.
7.4The Selected Dealer will offer Securities only to persons who meet the suitability requirements set forth in the Private Placement Memorandum, including the requirement that the person be an “accredited investor” as that term is defined in Regulation 501(a) of Regulation D. The Selected Dealer further agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever and no commissions or fees will be paid to the Dealer Manager or the Selected Dealer with respect to the portion of any subscription that is rejected. The Selected Dealer has not engaged in and will not engage in any “general advertising” or “general solicitation” (within the meaning of Rule 502(c) of Regulation D) in connection with the offering of the Securities and acknowledges and agrees that, unless consented to by the Company in writing, the Company shall rely on Rule 506(b) of Regulation D under the Securities Act (and, for the avoidance of doubt, will not rely upon Rule 506(c) of Regulation D under the Securities Act) with respect to the offering of the Securities. Nothing contained in this section shall be construed to relieve the Selected Dealer of the Selected Dealer’s suitability obligations under FINRA Rule 2111. Selected Dealer shall not purchase any Securities for a discretionary account without obtaining the prior written approval of Selected Dealer’s customer and his or her signature on a subscription agreement.
7.5The Selected Dealer shall advise each offeree of Shares in the Company at the time of the initial offering to such offeree that the Company shall, during the course of the Offering and a reasonable time before sale, accord offeree and offeree’s agents or representatives, if any, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in the Private Placement Memorandum.
7.6Before the sale of any of the Shares, the Selected Dealer shall make reasonable inquiry to determine if the offeree is acquiring the Shares for offeree’s own account or on behalf of other persons, and that the offeree understands the limitations on the offeree’s disposition of the Shares set forth in Rule 502(d) of Regulation D. This includes a determination by the Selected Dealer that the offeree understands that he must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and, thus, cannot be sold unless the Shares are subsequently registered under the Securities Act or an exemption from registration under the Securities Act is available.
7.7Before the sale of any of the Shares, the Selected Dealer shall have sufficient information concerning the offeree to determine that the offeree has such knowledge and experience in financial and business matters that the offeree is capable of evaluating the merits and risks of an investment in the Company.
7.8The Selected Dealer shall not distribute a Private Placement Memorandum, supplement or amendment thereto or any supplemental information to any offeree with whom the Selected Dealer does not have a pre-existing substantive relationship, as defined from time to time by the SEC. The SEC makes this determination on a case-by-case basis, taking into account all relevant facts and circumstances. However, generally, such relationship must exist before the date on which the Selected Dealer enters into this Agreement and must allow the Selected Dealer to determine and understand the prospective investor’s investment objectives, sophistication and financial situation and whether an investment in the Shares is suitable for such prospective investor.

7.9The Selected Dealer shall complete and deliver to the Dealer Manager or the Company such certifications or other documentation requested by such parties regarding the Selected Dealer’s determinations referenced in Sections 7.5 through 7.8 above, including, without limitation, a certificate stating the number of each Private Placement Memorandum delivered to each offeree, and a confirmation that the Selected Dealer reasonably believes that each such offeree is an “accredited investor” as that term is then defined in Rule 501(a) of Regulation D.
7.10The Selected Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder and (b) the applicable rules of FINRA. The Selected Dealer further agrees to make the records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Selected Dealer’s receipt of a subpoena or other appropriate document request from these agencies.
7.11The Selected Dealer will provide the Dealer Manager with all information relating to the offer and sale of the Securities by it as the Dealer Manager may from time to time reasonably request.
VIII.Private Placement Memorandum and Authorized Materials
Selected Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offering except as set forth in the Private Placement Memorandum or in any Authorized Materials. The Dealer Manager will supply Selected Dealer with reasonable quantities of the Private Placement Memorandum and any Authorized Materials for delivery to investors. The Selected Dealer agrees that (a) it will deliver a numbered copy of the Private Placement Memorandum as amended and supplemented to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Securities to an investor and (b) it will not send or give any Authorized Materials to any person unless the Authorized Materials are accompanied or preceded by the Private Placement Memorandum as amended and supplemented.
Except for Authorized Materials, the Company has not authorized the use of any supplemental literature or other materials in connection with the Offering and the Selected Dealer agrees not to use any material unless it has been authorized by the Company and provided to the Selected Dealer by the Dealer Manager. Selected Dealer further agrees (a) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only,” “due diligence materials only,” “not for public distribution” or similar, or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Securities and (b) not to show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if the material bears a legend denoting that it is not to be used in connection with the sale of Securities in the applicable jurisdiction. Selected Dealer agrees that it will not use in connection with the offer or sale of Securities any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that the material may not be used in connection with the offer or sale of any securities of the Company.
IX.License and Association Membership
Selected Dealer represents and warrants to the Company and the Dealer Manager that it is a properly registered or licensed broker-dealer, duly authorized to offer and sell the Securities under federal securities laws and regulations and the securities laws and regulations of all states where it offers or sells the Securities and that it is a valid and active member of FINRA in good standing. This Agreement shall automatically terminate if the Selected Dealer ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if the Selected Dealer’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended; the Selected Dealer agrees to notify the Dealer Manager immediately if any of these events occur.
X.Anti-Money Laundering Compliance Programs
Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Selected Dealer has established and implemented an anti-money laundering and customer identification compliance program (“AML Program”) in accordance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103), and will continue to maintain its AML Program consistent with applicable laws and regulations during the term of this Agreement.
In accordance with these applicable laws and regulations and its AML Program, Selected Dealer agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons. Additionally, Selected Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Selected Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Dealer Manager at any time, the Selected Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with Selected Dealer’s most recent independent testing of its AML Program
XI.No Disqualification Events
11.1    The Dealer Manager represents that neither it nor any of its directors, executive officers, other officers participating in the offering of Securities, general partners or managing members, nor any of the directors, executive officers or other officers participating in the offering of Securities of any such general partner or managing member, nor any other officers or employees or associated persons of the Selected Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities (but, in each case, excluding the Selected Dealer Covered Persons, as defined below, as to whom no representation is made) (each, a “Dealer Manager Covered Person” and, collectively, the “Dealer Manager Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Dealer Manager has exercised reasonable care to determine (i) the identity of each person that is a Dealer Manager Covered Person; and (ii) whether any Dealer Manager Covered Person is subject to a Disqualification Event. The Dealer Manager has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Selected Dealer a copy of any disclosures provided thereunder.

The Dealer Manager represents that it is not aware of any person (other than any Dealer Manager Covered Person or Selected Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.
With respect to each Dealer Manager Covered Person, the Dealer Manager represents that it has established procedures reasonably designed to ensure that the Issuer receives notice from each such Dealer Manager Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person; in each case occurring up to and including the date of any offering of Securities.
The Dealer Manager will notify Selected Dealer in writing, prior to any offering of Securities, of (i) any Disqualification Event relating to any Dealer Manager Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.
11.2    The Selected Dealer represents that neither it, nor any of its directors, executive officers, other officers participating in the offering of Securities, general partners or managing members, nor any of the directors, executive officers or other officers participating in the offering of Securities of any such general partner or managing member, nor any other officers or employees of the Selected Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities (each, a “Selected Dealer Covered Person” and, collectively, “Selected Dealer Covered Persons”), is subject to any Disqualification Event, except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of Regulation D under the Securities Act and (ii) a description of which has been furnished in writing to the Company and the Dealer Manager prior to the date hereof.
The Selected Dealer represents that it is not aware of any person (other than any Dealer Manager Covered Person or Selected Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities. The Selected Dealer will notify the Company and the Dealer Manager, prior to any offering of Securities, of any agreement entered into between the Selected Dealer and such person in connection with such sale.
The Selected Dealer will notify the Company and the Dealer Manager in writing, prior to any offering of Securities, of (i) any Disqualification Event relating to any Selected Dealer Covered Person not previously disclosed to the Company or the Dealer Manager in accordance with this Section 11.2 and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Selected Dealer Covered Person.
11.3    The Selected Dealer shall provide to the Dealer Manager or the Company such certifications, documentation or other information as reasonably requested from time to time by the Dealer Manager or the Company as such parties deem necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with this Offering.
XII.Effectiveness, Termination and Amendment

This Agreement shall become effective upon the execution hereof by the Selected Dealer and the receipt of this executed Agreement by the Dealer Manager. Selected Dealer will immediately suspend or terminate its offer and sale of the Securities upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of the Securities hereunder upon subsequent request of the Company or the Dealer Manager. In addition to termination pursuant to Section IX, any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after notice is given. Upon the sale of all of the Securities or the termination of the Dealer Manager Agreement, this Agreement shall terminate without obligation on the part of the Selected Dealer or the Dealer Manager, except as set forth in this Agreement. The indemnification agreements contained in Section 6 of the Dealer Manager Agreement shall survive the termination of this Agreement and the Dealer Manager Agreement, and the respective agreements and obligations of the Dealer Manager and the Selected Dealer set forth in Sections IV, V, VI, 7.2, 7.10, 7.11, VIII and XI through XXII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.
This Agreement may be amended at any time by the Dealer Manager by written notice to the Selected Dealer. Any amendment shall be deemed accepted by the Selected Dealer upon the Selected Dealer placing an order for the sale of Securities after it has received a notice of amendment.
XIII.Privacy Laws
The Dealer Manager and Selected Dealer (each referred to individually in this section as a “party”) agree as follows:
13.1    Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit
Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.
13.2    Selected Dealer shall not disclose nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;
13.3    Except as expressly permitted under the FCRA, Selected Dealer shall not disclose any information that would be considered a “consumer report” under the FCRA; and
13.4    Selected Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of customers who have opted out (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.
XIV.Complaints
Each party agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of the Selected Dealer received by the party relating in any way to the Offering (including, but not limited to, the manner in which the Securities are offered by the Selected Dealer).
XV.Notice
All notices to the Dealer Manager shall be in writing addressed to the Dealer Manager at the address set forth below. All notices to Selected Dealer shall be in writing addressed to the Selected Dealer at the address specified by the Selected Dealer at the end of this Agreement. Notices addressed to the intended recipient as described above will be duly given (a) when personally delivered or by commercial messenger, (b) one business day following deposit with a recognized overnight courier service, provided the deposit occurs prior to the deadline imposed by the applicable service for overnight delivery; or (c) when transmitted to Selected Dealer, if sent by facsimile copy (provided confirmation of receipt is received by sender) or electronic transmission (e-mail) and in each case the notice is also followed contemporaneously by the method provided under either (a) or (b) above.
To the Dealer Manager:
Pacific Oak Capital Markets, LLC
3200 Park Center Drive, Suite 600
Costa Mesa, CA 92626
XVI.Confidentiality
The Company and the Dealer Manager anticipate that the Selected Dealer or its agent performing due diligence (the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, the Company’s advisor (the “Advisor”), the Company’s property manager (the “Property Manager”), the Company’s sponsor (the “Sponsor”) or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (a) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Advisor, the Property Manager, the Sponsor or their respective affiliates; (b) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, the Property Manager, the Sponsor or their respective affiliates; (c) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, the Property Manager, the Sponsor or their respective affiliates, including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (d) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (e) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Selected Dealer agrees to keep, and to cause its Diligence Representatives to keep, all Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Selected Dealer’s due diligence inquiry. The Selected Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, any Confidential Information to the public, or to the Selected Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Selected Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of any Confidential Information, including, but not limited to (a) limiting access to Confidential Information to persons who have a need to know the information only for the purpose of the Selected Dealer’s due diligence inquiry and (b) informing each recipient of the Confidential Information of the Selected Dealer’s confidentiality obligation. The Selected Dealer acknowledges that Selected Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any previously received Confidential Information. The Selected Dealer acknowledges that Selected Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Selected Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).
XVII.E-Delivery and E-Signature
If you elect to utilize electronic delivery with respect to the delivering of the Private Placement Memorandum, Authorized Materials and subscription agreements and electronic signature with respect to a subscriber’s execution of a subscription agreement, Addendum I to this Agreement will become part of the terms of this Agreement.
XVIII.Entire Agreement
This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.
XIX.Successors and Assigns
No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Dealer Manager and the Selected Dealer and their respective successors and permitted assigns.
XX.Arbitration, Attorney’s Fees, Jury Trial and Applicable Law
In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The

Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Los Angeles FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but these remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 6 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement. This Agreement shall be construed under the laws of the State of California; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.
XXI.Severability
The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision was omitted.
XXII.Counterparts
This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.
XXIII.No Partnership
Except as specifically set forth in Addendum I hereto, nothing in this Agreement shall be construed or interpreted to constitute the Selected Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Selected Dealers; instead, this Agreement shall only constitute the Selected Dealer as a dealer authorized by the Dealer Manager to sell the Securities according to the terms set forth in the Private Placement Memorandum and in this Agreement.
[signature page follows]

THE DEALER MANAGER:
Attest: PACIFIC OAK CAPITAL MARKETS, LLC
By:
Name                             Name

Title                            Title
We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions set forth therein. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell Securities is true and correct, and we agree to advise you of any change in the list during the term of this Agreement.
☐    We wish to utilize electronic delivery with respect to the delivering of the Private Placement Memorandum, Authorized Materials and subscription agreements and electronic signature with respect to a subscriber’s execution of a subscription agreement.
1.Identity of Selected Dealer:
Name:
Type of entity:
(corporation, partnership or proprietorship)
Organized in the State of:
(State)
CRD#:
Licensed as broker-dealer in the following States:

Tax I.D. #:
2.Person to receive notice pursuant to Section XV:
Name:
Company:
Address:
City, State and Zip Code:
Telephone No.: ( )
Telefax No.: ( )
E-mail Address:

AGREED TO AND ACCEPTED BY THE SELECTED DEALER:

(Selected Dealer’s Firm Name)
By:
Authorized Signature
Title:

Addendum I
If you elect to utilize electronic delivery with respect to the delivering of the Private Placement Memorandum, Authorized Materials and subscription agreements and electronic signature with respect to a subscriber’s execution of a subscription agreement, this Addendum I will become part of the terms of the Selected Dealer Agreement.
In consideration of the mutual covenants hereinafter contained, the parties agree as follows:
1.You will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures.
1.You will comply with all applicable SEC rules and guidelines pertaining to electronic delivery of the Private Placement Memorandum, Authorized Materials and subscription agreements and electronic signature of the subscription agreement.
2.You will comply with all of the applicable requirements set forth in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures (the “Statement of Policy”). You will comply with such requirements in every U.S. jurisdiction irrespective of whether the jurisdiction has adopted the Statement of Policy. You acknowledge that you are acting as an agent of the Company only with respect to the delivery of the Private Placement Memorandum, Authorized Materials and subscription agreements electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent your actions are in compliance with the Statement of Policy and the Selected Dealer Agreement.
3.You will also comply, as applicable, with the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws.
4.You agree to indemnify and hold harmless the Company, the Dealer Manager, Pacific Oak Capital Advisors, LLC, the Company’s advisor and property manager, and each person who controls any of them within the meaning of either Section 15 of the Securities Act (collectively, the “Indemnitees”), from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, arising out of any breach of this Addendum I.
5.This Addendum I is for the benefit of each of the Indemnitees.
6.In consideration of the foregoing, the Company hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth herein.
7.This Addendum I shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice-of-law principles thereof.
8.Whenever possible, each provision of this Addendum I shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Addendum I is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Addendum I shall not be affected or impaired in any way.

9.This Addendum I contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.
10.Sections 5, 6 and 8 through 11 shall survive termination of the Selected Dealer Agreement.